UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BBH Trust

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(IRS Employer Identification No.)

140 Broadway
New York, New York 10005
(Address of Principal Executive Offices, Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
BBH Select Large Cap ETF	NYSE Arca, Inc.	84-2421901
BBH Select Mid Cap ETF	NYSE Arca, Inc.	86-2788665

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-129342

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered

A description of the shares is set forth in Post-Effective Amendment No. 105 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333-129342; 811-21829), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001213900-25-094809 on October 2, 2025, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is hereby also incorporated herein by reference.

Item 2. Exhibits

A.1	Conformed copy of the Certificate of Trust of BBH Trust (the “Registrant” or the “Trust”), dated October 28, 2005, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s initial registration statement on Form N-1A (File Nos. 333-129342 and 811-21829), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001318148-05-000632 on October 31, 2005.

B.1	Conformed copy of the Agreement and Declaration of Trust of the Registrant, dated October 28, 2005, is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s initial registration statement on Form N-1A (File Nos. 333-129342 and 811-21829), as filed with the SEC via EDGAR Accession No. 0001318148-05-000632 on October 31, 2005.

B.2	Conformed copy of the Amended and Restated Agreement and Declaration of Trust of the Registrant, dated December 8, 2006, is incorporated herein by reference to Exhibit (a)(iii) to Pre-Effective Amendment No. 2 to the Registrant’s registration statement on Form N-1A (File Nos. 333-129342 and 811-21829), as filed with the SEC via EDGAR Accession No. 0001318148-07-000063 on January 18, 2007.

B.3	Conformed copy of the Amended and Restated Agreement and Declaration of Trust of the Registrant, dated August 10, 2016, is incorporated herein by reference to Exhibit (a)(4) to Post-Effective Amendment No. 62 to the Registrant’s registration statement on Form N-1A (File Nos. 333-129342 and 811-21829), as filed with the SEC via EDGAR Accession No. 0000891092-16-016867 on August 24, 2016.

C.	By-Laws of the Registrant, dated October 28, 2005, are incorporated herein by reference to Exhibit (b) to the Registrant’s initial registration statement on Form N-1A (File Nos. 333-129342 and 811-21829), as filed with the SEC via EDGAR Accession No. 0001318148-05-000632 on October 31, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 22, 2025	BBH Trust

	By:	/s/ Daniel Greifenkamp
Daniel Greifenkamp, President
(Principal Executive Officer)